EXHIBIT 99

                  PRESS RELEASE OF WEBSTER CITY FEDERAL BANCORP



                                                                     May 4, 2004
                                                           FOR IMMEDIATE RELEASE

                                           Contact: Phyllis A. Murphy, President
                                                     and Chief Executive Officer
                                                              Tel (515) 832-3071



                          WEBSTER CITY FEDERAL BANCORP
                        FIRST QUARTER 2004 EARNINGS NEWS


Webster City Federal Bancorp reported consolidated net earnings of $288,500 or $.08 per share for the quarter ended March 31, 2004 compared to $305,600 or $.08 per share for the quarter ended March 31, 2003.

Total assets of the Company for the quarter ended March 31, 2004 were $105,318,000 compared to $105,636,000 for the same period ended March 31, 2003.

Interest income decreased by $155,000 for the three months ended March 31, 2004 compared to the same period ending March 31, 2003. The decrease in interest income was due to a decrease in the average balance of interest earning assets and decrease in interest income as a result of the lower market rates.

Interest expense also decreased by $106,700 for the three months ended March 31, 2004. This decrease was partially due to the average cost of deposits decreasing by 52 basis points and a decrease in average deposits outstanding of $210,000. Interest expense on FHLB advances also decreased for the quarter ended March 31, 2004 by $12,100. The decrease was due to the refinance of an advance at a lower rate.

The asset quality of the Company remains strong, with reserves allocated in an amount the Company believes to be adequate to absorb probable losses.

Stockholder's equity increased by $108,300 to 22.8 million at March 31, 2004 from the prior quarter.

Webster City Federal Bancorp is the holding company for Webster City Federal Savings Bank and Security Title & Abstract, Inc. The Company's stock trades under the Nasdaq symbol of WCFB
Safe Harbor Statement
---------------------

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain Oforward-looking statementsO. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

                  Webster City Federal Bancorp and Subsidiaries

                           Consolidated Balance Sheets


                                                                             March 31,           December 31,
                                                                                  2004                   2003
                                                                         -------------          -------------
Assets                                                                      (Unaudited)
------

Cash and cash equivalents                                                  $ 5,189,693          $   3,430,915
Time deposits in other financial institutions                               13,659,000             12,273,000
Securities available-for-sale                                               11,737,868             13,627,119
Securities held-to-maturity (market value                                    3,354,944              3,478,632
    of $3,461,490 and $3,566,728, as of March 31, 2004 and
     Decemeber 31, 2003, respectively.
Loans receivable, net                                                       68,554,821             69,028,234
Real estate owned                                                               73,809                      -
Federal Home Loan Bank (FHLB) stock, at cost                                   555,400                555,400
Bankers' Bank stock, at cost                                                   147,500                147,500
Office property and equipment, net                                             678,290                692,976
Deferred taxes on income                                                       297,104                339,000
Accrued interest receivable                                                    488,496                498,603
Prepaid expenses and other assets                                              580,578                681,154
                                                                         -------------          -------------
      Total assets                                                       $ 105,317,503          $ 104,752,533
                                                                         =============          =============


Liabilities and Stockholders' Equity
------------------------------------

Deposits                                                                 $  71,099,090          $  70,855,734
Federal Home Loan Bank advances                                              9,700,000              9,700,000
Advance payments by borrowers for
    taxes and insurance                                                        162,764                314,758
Accrued interest payable                                                       275,634                 30,295
Current income taxes payable                                                   194,030                 76,611
Accrued expenses and other liabilities                                       1,119,576              1,117,061
                                                                         -------------          -------------
      Total liabilities                                                  $  82,551,094          $  82,094,459
                                                                         -------------          -------------


Stockholders' Equity
--------------------

Serial preferred stock, $0.10 par value.                                             -                      -
     Authorized 10,000,000 shares; issued none
Common stock,  $.10 par value.  20,000,000 shares authorized:            $     430,123          $     430,123
     4,301,228  issued and 3,772,372 outstanding at March 31, 2004 and at December 31, 2003
Additional paid-in capital                                                   9,439,591              9,439,592
Retained earnings, substantially restricted                                 16,665,547             16,627,337
Unrealized gain on securities available-for-sale                               112,526                 42,400
Treasury stock, 528,856 shares as of March 31, 2004                         (3,881,378)            (3,881,378)
     and December 31, 2003, respectively.
                                                                         -------------          -------------

      Total stockholders' equity                                            22,766,409             22,658,074
                                                                         -------------          -------------

      Total liabilities and stockholders' equity                         $ 105,317,503          $ 104,752,533
                                                                         =============          =============

See accompying notes to consolidated financial statements.

                  Webster City Federal Bancorp and Subsidiaries

                      Consolidated Statements of Operations


                                                       For the Three Months
                                                          Ended March 31,
                                                   -----------------------------
                                                     2004                2003
                                                  ----------          ----------
                                                            (Unaudited)
Income

Interest income:
   Loans receivable                               $1,131,761          $1,297,025
   Mortgage-backed & related securities               37,049              35,786
   Investment securities                             133,153             106,296
   Other interest-earning assets                     104,751             122,608
                                                  ----------          ----------
      Total interest income                        1,406,714           1,561,715
                                                  ----------          ----------

Interest expense:
   Deposits                                          396,467             490,710
   Federal Home Loan Bank advances                   112,613             124,988
                                                  ----------          ----------
      Total interest expense                         509,080             615,698
                                                  ----------          ----------

   Net interest income                               897,634             946,017

Provision for losses on loans                           --                  --
                                                  ----------          ----------
   Net interest income after
      provision for losses on loans                  897,634             946,017
                                                  ----------          ----------

Non-interest income:
   Fees and service charges                           46,476              51,773
   Other                                              44,211              30,819
                                                  ----------          ----------
      Total non-interest income                       90,687              82,592
                                                  ----------          ----------

Expense

Non-interest expense:
   Compensation, payroll taxes
     and employee benefits                           314,310             302,314
   Office property and equipment                      40,093              37,796
   Data processing services                           53,630              54,679
   Federal insurance premiums                          2,771               2,839
   Other real estate expenses, net                     4,173                 509
   Advertising                                         6,352               8,981
   Other                                             113,829             126,448
                                                  ----------          ----------
      Total non-interest expense                     535,158             533,566
                                                  ----------          ----------

Earnings before taxes on income                      453,163             495,043

Taxes on income                                      164,650             189,472
                                                  ----------          ----------

Net earnings                                      $  288,513          $  305,571
                                                  ==========          ==========

Earnings per share - basic                        $     0.08          $ 0.080.08
                                                  ==========          ==========

Earnings per share - diluted                      $     0.08          $ 0.080.08
                                                  ==========          ==========

See accompanying notes to consolidated financial statements.